                                   EXHIBIT 99

GCAP
GLOBAL CAPITAL PARTNERS, INC.

6000 Fairview Road
Suite 1410
Charlotte, North Carolina 28210
Ph 704.643.8220
Fx 704.643.8097
info@gcapitalpartners.com

NASDAQ Symbol (GCAP)

FOR IMMEDIATE RELEASE

           GLOBAL CAPITAL PARTNERS COMMON STOCK DE-LISTED FROM NASDAQ

     CHARLOTTE, NC December 5, 2001--Global Capital Partners Inc., (OTC: GCAP)
announced today that its common stock was de-listed from NASDAQ. The Company anticipates that its common stock will trade on the OTC Bulletin Board.

Global Capital Partners owns and operates Global Capital Securities Corporation, a full-service investment banking and brokerage firm, with 12 offices nationally. For additional information about the Company, please visit
www.gcapitalpartners.com.

Certain information contained in this press release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of
1995 and is subject to certain risks and uncertainties, including but not limited to the effect of technological, economic and market conditions and those discussed in the Global Capital Partners Inc. (formerly Eastbrokers
International) Annual Report on Form 10-KSB for the fiscal year ended March 31,
2001, and in the Company's other reports filed with the Securities and Exchange
Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which are made as of the date hereof and the Company undertakes no obligation to release any revisions to the forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

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